EXHIBIT 16
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Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


May 24, 2002


Dear Sir or Madam:

We have read the first four paragraphs of Item 4 included in the Current Report on Form 8-K dated May 24, 2002 of PrivateBancorp, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP




cc:  Ralph B. Mandell
Chairman of the Board and Chief Executive Officer, PrivateBancorp, Inc.


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